EXHIBIT 99.2

February 15, 2005

Dear Shareholder,

As you know, last year at this time we embarked on a significant transformation of our company strategy.  Beyond the infrastructure changes necessary for successful execution, we believe this change mandates a new name to capture our broader strategic intent going forward.   I am proud to announce that ChromaVision Medical Systems will become CLARiENT.   The new name will allow us to create a distinctive brand around our mission – “Taking Cancer Personally”.  We are very excited about the branding opportunities with our new name, which we believe will provide us an opportunity to differentiate our company from competitors in each of the market segments that we serve and bring greater clarity to our business purpose. As we enter what promises to be a watershed year for our company, I would like to share the details of our strategy.

The completion of the human genome project in the late 1990’s moved us closer than ever before to an understanding of the molecular causes for diseases such as cancer.  From the subsequent discoveries by bio-pharma companies, there will undoubtedly be new drugs available that will greatly change the way that cancer is managed.  With over seventeen hundred new compounds in development by over seven hundred companies, the landscape of cancer therapeutics and diagnostics is poised for tremendous changes. I believe that the discoveries over the course of the next ten years in the IVD business will dwarf those of the past fifty.  A telling indicator of the future in this market place is the fact that 97 targeted therapeutics are in Phase III of the clinical trial process today.

Many of these targeted therapeutics will require a unique diagnostic (“directed or companion diagnostic”) to aid a physician’s understanding of the molecular profile of an individual tumor. This growing need to identify the most appropriate patients for a particular therapy requires more discriminating information to ensure the appropriate drug is selected.  Today, our market research leads us to believe that the cancer diagnostics market is in excess of $1.2 billion. These same sources are predicting the market will grow by over $1 billion to $2.5 billion by the year  2010.

Strategically, there are three major customer groups to which we believe CLARiENT can add value in this emerging market. By organizing CLARiENT around these customer segments, the Company is now positioned to participate in this market growth – both now and in the future. Going forward we will organize into three business units focused on strategies and tactics specific to each customer segment while capitalizing on value creation derived by the internal synergies across the businesses.

BioAnalytical Services

One way for us to capitalize on the growth of the cancer diagnostics market is to participate with biopharmaceutical and large pharmaceutical companies which are involved in the research and development to solve the mysteries of cancer. The primary focus of this business unit is to ensure that CLARiENT is involved in the ongoing development of new diagnostic assays that will assist bio-pharmaceutical researchers in selecting the right targets and patients for future therapeutics.  These companies require technologies to understand the relationship of various DNA mutations and the subsequent localization of expressed cellular proteins.

We believe our Company’s ability to quantify and synthesize complex data sets into valuable information for researchers will enable us to assist companies involved in this groundbreaking work. CLARiENT’s proprietary technology – the ChromaVision ACIS® – and custom application capabilities in Flow Cytometry can assist researchers in this complex process, allow for better target selection of a therapeutic compound and accelerate the completion of their clinical trials.  We believe that this discovery process, in partnership with these companies, along with our intellectual property and proprietary software will lead us to a larger menu of applications for our instrument technologies downstream.

Instrument Systems

We can also serve the cancer diagnostics market by providing exquisite tools for both the researcher and clinician to enable standardization around cancer diagnostics.  The primary focus of our systems group is to develop versatile, innovative analysis platforms and software for the cancer diagnostics market place – building on the leadership and legacy of the ACIS® Automated Cellular Imaging System.  Today, the ACIS is providing valuable information to assist clinicians make critical cancer management decisions for various types of cancer.

Until now, Herceptin therapy for breast cancer has proven to be the only major therapeutic requiring quantitative diagnosis for therapy selection.  With the advent of new therapeutics combined with a greater understanding of the molecular makeup of various cancers, we believe the utility of multiple molecular stains in the immunohistochemistry world will become more widely accepted – representing a significant opportunity to take image analysis to the next level.  These stains, commonly referred to as cocktail or multiplex stains, will require image analysis for quantification because the human eye will be challenged to quantify multiple colors and concentrations of these stains in cells.

Our instrument systems strategy is centered on the continued improvement of our state of the art system to position our technology as the system of choice for standardization and quantification of cocktail stains.  To accomplish this effectively and reach the multiple touch points necessary in this market, we may need to identify a strong partner with core competencies in antibody reagent discovery and development as well as a strong position in the auto-staining hardware business.  Joining forces in this way could position CLARiENT to continue as an industry leader in image analysis, allowing for broader distribution of our current and future systems.  Short-term, as we investigate this option, our systems business group will continue to focus on instrument sales and placements into the academic and biopharmaceutical research markets.  We want to establish our systems as a foundational discovery platform as researchers evaluate critical targets for therapeutic compounds.

Diagnostic Services

The third way to extract value from the growing cancer diagnostics market represents the most significant short term revenue opportunity for our Company.   Our research indicates that the market for esoteric cancer diagnostics is greater than $1 billion and will be growing at greater than twenty percent annually over the course of the next five years as new targeted therapeutics requiring companion diagnostics enter the market.  The high complexity and great specialization required in the cancer diagnosis/prognosis marketplace is ripe for leadership and the skills we can provide.  Responding to this opportunity, we have aggressively entered the clinical laboratory market as a high-end, quality-focused provider of advanced cancer diagnostics.  Our goal is to provide pathologists with a trusted colleague in the diagnostic process surrounding cancer – providing intelligence and insight when and where they need it.

Over the course of the summer and early fall, we moved rapidly to build out a dedicated laboratory facility and hire some of the best medical and operational experts in cancer diagnostics.  We moved into a new laboratory facility, validated the complex equipment required and held our state license inspection beginning in September of 2004.  Our efforts were rewarded in late November when we received our California state license that allows us to offer comprehensive, cancer diagnostics laboratory services.  By combining our core competencies in image analysis and data quantification with our knowledge of virtual environments, we plan to market a unique service offering.  We believe these testing services will provide CLARiENT with an opportunity for strong revenue growth over the coming years.

In closing, I would like to thank each of you for your interest and investment in ChromaVision Medical Systems in the past and look forward to an exciting future as CLARiENT. The senior leadership team has asked much from our people over the last six months, and they have delivered!  There will obviously be many challenges that lie ahead as we implement our Company’s strategy, and our management team is fully committed to this task.  I can sincerely say that the individuals that make up CLARiENT have a unique passion for doing more than just building a strong company; they sincerely want to touch the lives of those who encounter cancer.  This passion combined with the breadth of our corporate abilities positions us for a very exciting future.  Again, 2005 promises to be an extremely important year in the life of our company. We are grateful for your ongoing support and look forward to communicating key milestone achievements throughout the year ahead.

Sincerely,

/s/ Ron A. Andrews

Ron A. Andrews
President and Chief Executive Officer

The statements herein regarding ChromaVision Medical Systems, Inc. contain forward-looking statements that involve risks and uncertainty.  Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the Company’s ability to successfully implement its plans to change its name,the Company’s ability to reorganize itself into separate business units and to continue to expand its offerings of cancer diagnostic laboratory services, biopharma services and in-sourcing of the Company’s Access remote pathology program,  the performance and acceptance of the Company’s system in the market place, the Company’s ability to partner with one or more other companies to further develop its bioanalytical services business, its instrument systems business or its other businesses,  the Company’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payer reimbursement for tests performed using the Company’s system,  the ability to obtain additional financing for its business on favorable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging and dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, the size and anticipated growth rates of the Company’s target markets,  and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Recent experience with respect to ACIS placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.